EXHIBIT 99.1

STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

The undersigned, Malon Wilkus, is the chief executive officer of American Capital Strategies, Ltd. (the “Company”), and John R. Erickson is the chief financial officer of the Company.

This statement is being furnished in connection with the filing by the Company of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the “Report”).

By execution of this statement, we certify that:

(A)          the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)), and

(B)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350.  It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

Date:	August 14, 2002	By:	/s/ Malon Wilkus
Malon Wilkus, Chairman, President
and Chief Executive Officer

Date:	August 14, 2002	By:	/s/ John R. Erickson
John R. Erickson
Executive Vice President, Chief Financial
Officer and Secretary